Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-126958, 333-140042 and 333-170395 on Form S-8 of our reports dated August 20, 2015, relating to the consolidated financial statements of Net 1 UEPS Technologies, Inc. and its subsidiaries (collectively, the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Net 1 UEPS Technologies, Inc. for the year ended June 30, 2015.

/s/ Deloitte & Touche (South Africa)
Johannesburg, South Africa
Registered Auditors

August 20, 2015

National Executive: *LL Bam Chief Executive *AE Swiegers Chief Operating Officer *GM Pinnock Audit DL Kennedy Risk Advisory *NB Kader Tax TP Pillay Consulting S Gwala Business Process Solutions
*K Black Clients & Industries *JK Mazzocco Talent & Transformation *MJ Jarvis Finance *M Jordan Strategy *TJ Brown Chairman of the Board *MJ Comber Deputy Chairman of the Board

A full list of partners and directors is available on request                                                                             *Partner and Registered Auditor